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Exhibit 21

Subsidiaries of Hewlett-Packard Company

        The registrant's principal subsidiaries and affiliates as of October 31, 2004, are listed below.

ARGENTINA

—Hewlett-Packard Argentina S.R.L.

—HP Financial Services Argentina S.R.L.

AUSTRALIA

—Hewlett-Packard Australia Pty. Ltd.

—HP Financial Services (Australia) Pty. Ltd.

AUSTRIA

—Hewlett-Packard CRS (Austria) GmbH

—Hewlett-Packard Ges.m.b.H.

BELGIUM

—Hewlett-Packard Belgium S.P.R.L./B.V.B.A.

—Hewlett-Packard Coordination Center S.C.R.L./C.V.B.A.

—HP Financial Services SPRL

BRAZIL

—Hewlett-Packard Brasil Ltda.

—Hewlett-Packard Computadores Ltda.

—HP Financial Services Arrendamento Mercantil S.A.

BULGARIA

—Hewlett-Packard Bulgaria EooD

CANADA

—Hewlett-Packard (Canada) Co.

—Hewlett-Packard Financial Services Canada Company

CAYMAN ISLANDS

—Hewlett-Packard Equity Investments Limited

—Hewlett-Packard West Indies Limited

CHILE

—Hewlett-Packard Chile, Comercial Ltda.

—HP Financial Services (Chile) Ltda.

CHINA

—Hewlett-Packard Leasing Limited

—Hewlett-Packard Technology (Shanghai) Co. Ltd.

—Hewlett-Packard Trading (Shanghai) Co. Ltd.

—China Hewlett-Packard Company Limited

—Shanghai Hewlett-Packard Co., Ltd.

COLOMBIA

—Hewlett-Packard Colombia Ltda.

COSTA RICA

—Hewlett-Packard Costa Rica Ltda.

CROATIA

—Hewlett-Packard d.o.o.

CZECH REPUBLIC

—Hewlett-Packard s.r.o.

DENMARK

—Hewlett-Packard ApS

—HP CRS (Denmark) ApS

ECUADOR

—Hewlett-Packard Ecuador CIA Ltda.

EGYPT

—Hewlett-Packard (Egypt) Ltd.

FINLAND

—Hewlett-Packard OY

—HP CRS (Finland) OY

FRANCE

—Hewlett-Packard Centre de Competence SAS

—Hewlett-Packard France SAS

—HP CRS (France) SAS

—Technologies et Participations SAS

GERMANY

—Hewlett-Packard Europa Holding GmbH & Co. KG

—Hewlett-Packard GmbH

—HP Financial Services GmbH

—Triaton GmbH

GREECE

—Hewlett-Packard Hellas EPE

HONG KONG

—Hewlett-Packard AP (Hong Kong) Limited

—HP Financial Services (Hong Kong) Limited

HUNGARY

—Hewlett-Packard Magyarorszag Kft

—Hewlett-Packard Technology Licenses & Licensing Ltd.

INDIA

—Hewlett-Packard Financial Services (India) Private Limited

—Hewlett-Packard India Sales Private Limited

—Hewlett-Packard Globalsoft Limited

INDONESIA

—PT Hewlett-Packard Berca Servisindo

—PT Hewlett-Packard Finance Indonesia

IRELAND

—Hewlett-Packard Financial Services Company (Ireland)

—Hewlett-Packard Ireland Ltd.

—Hewlett-Packard (Manufacturing) Ltd.

ISLE OF MAN

—Hewlett-Packard Isle of Man, Ltd.

ISRAEL

—Hewlett-Packard Indigo Ltd.

ITALY

—Hewlett-Packard Italiana S.r.l.

—HPFS Rental S.R.L.

JAPAN

—Hewlett-Packard Japan, Ltd.

—HP Financial Services (Japan) K.K.

KOREA

—Hewlett-Packard Korea Ltd.

—HP Financial Services Company (Korea)

LATVIA

—Hewlett-Packard SIA

LITHUANIA

—UAB Hewlett-Packard

MALAYSIA

—Hewlett-Packard (M) Sdn. Bhd.

—HP Facilities Services (Malaysia) Sdn. Bhd.

MEXICO

—Hewlett-Packard Mexico, S. de R.L. de C.V.

MOROCCO

—Hewlett-Packard SARL

NETHERLANDS

—Hewlett-Packard Caribe B.V.

—Hewlett-Packard Europe B.V.

—Hewlett-Packard Indigo B.V.

—Hewlett-Packard Nederland B.V.

—Hewlett-Packard Products C.V.

—HP Financial Services Netherlands B.V.

—Compaq Trademark B.V.

NETHERLANDS ANTILLES

—Hewlett-Packard Finance N.V.

NEW ZEALAND

—Hewlett-Packard New Zealand

—HP Financial Services (New Zealand)

NIGERIA

—Hewlett-Packard Nigeria Ltd.

NORWAY

—Hewlett-Packard Norge A/S

—HP CRS (Norway) A/S

PERU

—Hewlett-Packard Peru, S.R.L.

PHILIPPINES

—Hewlett-Packard Philippines Corporation

POLAND

—Hewlett-Packard Polska Spool z o.o.

—HP Financial Services Poland Sp.Z.o.o.

PORTUGAL

—Hewlett-Packard Portugal Ltda.

ROMANIA

—Hewlett-Packard (Romania) SRL

RUSSIA

—ZAO Hewlett-Packard AO

SERBIA-MONTENEGRO

—Hewlett-Packard d.o.o. (Beograd)

SINGAPORE

—Hewlett-Packard Asia Pacific Pte. Ltd.

—Hewlett-Packard Singapore (Private) Limited

—Hewlett-Packard Singapore (Sales) Pte. Ltd.

—HP Financial Services (Singapore) Pte. Ltd.

SLOVAKIA

—Hewlett-Packard (Slovakia) s.r.o.

SLOVENIA

—Hewlett-Packard d.o.o., druzba za tehnoloske resitve

SOUTH AFRICA

—Hewlett-Packard 1997 South Africa (Proprietary) Ltd.

SPAIN

—Hewlett-Packard CRS (Spain), S.L.

—Hewlett-Packard Espanola, S.L.

SWEDEN

—Hewlett-Packard Sverige AB

—HP CRS (Sweden) AB

SWITZERLAND

—Hewlett-Packard International Sarl

—Hewlett-Packard (Schweiz) GmbH

—HP CRS (Switzerland) GmbH

TAIWAN

—Hewlett-Packard Taiwan Ltd.

THAILAND

—Hewlett-Packard (Thailand) Ltd.

—HPFS Leasing (Thailand) Co. Ltd.

TURKEY

—Hewlett-Packard Teknoloji Cozumleri Limited Sirketi

UNITED ARAB EMIRATES

—Hewlett-Packard Middle East FZ-LLC

UNITED KINGDOM

—Hewlett-Packard Ltd.

—Hewlett-Packard Manufacturing Ltd.

—HP CRS (UK) Ltd.

UNITED STATES

—Hewlett-Packard Development Company L.P.

—Hewlett-Packard Financial Services Company

—Hewlett-Packard World Trade, Inc.

—HPDirect Inc.

—Compaq Computer Caribbean, Inc.

—Compaq Latin America Corporation

—HPQ Holdings, LLC

—Indigo America, Inc.

VENEZUELA

—Hewlett-Packard de Venezuela C.C.A.

—HP Financial Services Venezuela, C.C.A.

VIETNAM

—Hewlett-Packard Vietnam Ltd.

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  Exhibit 21
Subsidiaries of Hewlett-Packard Company